GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

October 30, 2007	GERMAN AMERICAN BANCORP, INC. REPORTS STRONG 3RD QUARTER RESULTS

German American Bancorp, Inc. today reported 3rd quarter 2007 net income of $2,508,000, or $0.23 per share. Net income during the same quarter last year, which included a $951,000 pre-tax ($628,000 after-tax) gain on the sale of securities, was $2,732,000, or $0.25 per share. Exclusive of the effect of the gain on sale of securities on the 2006 earnings, the 2007 earnings of $2,508,000, or $0.23 per share, represents an increase of $404,000, or $0.04 per share, which equates to increase of approximately 20%, from the prior year’s same quarter results.

In comparison to the same quarter last year, virtually every category of operations showed significant improvement during 2007’s third quarter as net interest income increased by $622,000, or approximately 7%. Exclusive of the effect of the previously-noted gain on sale of securities, non-interest income increased by $488,000 with approximately $272,000 of the non-interest income improvement attributable to the inclusion of the Keach & Grove insurance agency revenue in 2007 results following the acquisition of the agency in the 4th quarter of last year. After adjusting for both of these factors, current year non-interest income increased by approximately $216,000, or 6%.

Additionally, operating expenses showed significant improvement from the prior year as reported total non-interest expense declined by $240,000, or approximately 3%. This decline in non-interest expense is inclusive of the operating expenses of both the Keach & Grove agency and the Bloomington, Indiana banking office which was opened during the 1st quarter of this year. Exclusive of the $590,000 3rd quarter operating expenses of these two new components of Company operations, the improvement in the level of non-interest expense was approximately $830,000, or 9%, largely driven by reduced levels of salaries and benefits, professional fees, and data processing expenses.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Partially offsetting these positive earnings factors was a $651,000 increase in the Company’s provision for loan losses. Approximately $300,000 of the increase is attributable to providing reserves for the $29 million, or 14% annualized, increase in average loans during the current quarter (relative to that of the 2nd quarter of the current year). On an end-of-period basis, loans grew by approximately $15 million, or 7% annualized since the end of the second quarter. The vast majority of the remainder of the increased level of provision for loan losses was attributable to a $268,000 charge-off resulting from the loss of a government guaranty on a single agricultural credit due to servicing issues associated with this specific credit relationship.

Commenting on the Company’s 3rd quarter results, Mark Schroeder, President & CEO of German American, stated, “We’re pleased to report yet another quarter of strong fundamental operating results. Our efforts to generate sustainable balance sheet, loan, and revenue growth across all business lines and throughout our market area coupled with an intent focus on controlling our operating expenses has resulted in an ongoing improvement of our overall operating effectiveness. We remain very confident that the successful execution of this strategy will continue to serve us well going forward.”

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2007 to shareholders of record as of November 10, 2007.

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 30 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.
*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding its outlook for its future financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms.  These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,
	2007	2006

ASSETS
Cash and Due from Banks	$20,951	$27,889
Short-term Investments	17,473	5,188
Investment Securities	150,054	210,520

Loans Held-for-Sale	4,562	2,800

Loans, Net of Unearned Income	864,990	738,923
Allowance for Loan Losses	(8,055)	(9,111)
Net Loans	856,935	729,812

Stock in FHLB and Other Restricted Stock	10,621	11,942
Premises and Equipment	23,211	23,207
Goodwill and Other Intangible Assets	13,909	12,556
Other Assets	37,876	36,807
TOTAL ASSETS	$1,135,592	$1,060,721

LIABILITIES
Non-interest-bearing Demand Deposits	$132,624	$129,536
Interest-bearing Demand, Savings, and Money Market Accounts	328,847	299,216
Time Deposits	446,138	395,565
Total Deposits	907,609	824,317

Borrowings	119,189	132,464
Other Liabilities	14,102	12,931
TOTAL LIABILITIES	1,040,900	969,712

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,379	79,174
Retained Earnings	15,450	12,553
Accumulated Other Comprehensive Loss	(137)	(718)
TOTAL SHAREHOLDERS' EQUITY	94,692	91,009

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,135,592	$1,060,721

END OF PERIOD SHARES OUTSTANDING	11,029,484	11,009,187

BOOK VALUE PER SHARE	$8.59	$8.27

Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$16,585	$13,799	$47,498	$38,994
Interest on Short-term Investments	145	105	349	367
Interest and Dividends on Investment Securities	1,908	2,470	6,078	7,138
TOTAL INTEREST INCOME	18,638	16,374	53,925	46,499

INTEREST EXPENSE
Interest on Deposits	7,326	5,586	20,581	15,136
Interest on Borrowings	1,581	1,679	4,744	4,480
TOTAL INTEREST EXPENSE	8,907	7,265	25,325	19,616

NET INTEREST INCOME	9,731	9,109	28,600	26,883
Provision for Loan Losses	941	290	3,244	634
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,790	8,819	25,356	26,249

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	226	83	602	750
Net Gain on Securities	-	951	-	951
Other Non-interest Income	3,729	3,384	11,443	10,361
TOTAL NON-INTEREST INCOME	3,955	4,418	12,045	12,062

NON-INTEREST EXPENSE
Salaries and Benefits	5,395	5,403	16,452	15,954
Other Non-interest Expenses	3,676	3,908	11,476	11,396
TOTAL NON-INTEREST EXPENSE	9,071	9,311	27,928	27,350

Income before Income Taxes	3,674	3,926	9,473	10,961
Income Tax Expense	1,166	1,194	2,843	3,178

NET INCOME	$2,508	$2,732	$6,630	$7,783

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.23	$0.25	$0.60	$0.71

WEIGHTED AVERAGE SHARES OUTSTANDING	11,008,562	10,994,686	11,008,562	10,993,944
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,025,877	11,008,102	11,026,989	11,002,108

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.89%	1.06%	0.80%	1.02%
Annualized Return on Average Equity	11.16%	12.19%	9.64%	11.78%
Net Interest Margin	3.78%	3.95%	3.81%	3.99%
Efficiency Ratio (1)	65.64%	67.47%	67.94%	68.74%
Net Overhead Expense to Average Earning Assets (2)	1.97%	2.06%	2.08%	2.19%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.31%	0.11%	0.37%	0.24%
Allowance for Loan Losses to Period End Loans			0.93%	1.23%
Non-performing Assets to Period End Assets			0.53%	1.20%
Non-performing Loans to Period End Loans			0.54%	1.58%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,124,035	$1,034,691	$1,109,139	$1,017,580
Average Earning Assets	$1,038,211	$948,209	$1,019,275	$929,498
Average Total Loans	$863,405	$722,394	$832,600	$703,070
Average Demand Deposits	$131,011	$124,545	$133,096	$128,924
Average Interest Bearing Liabilities	$889,430	$807,967	$870,907	$787,420
Average Equity	$89,874	$89,612	$91,668	$88,059

Period End Non-performing Assets (3)			$6,037	$12,727
Period End Non-performing Loans (4)			$4,644	$11,645

Tax Equivalent Net Interest Income	$9,863	$9,383	$29,061	$27,728
Net Charge-offs during Period	$662	$197	$2,318	$1,272

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.